UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on October 23, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Talphera, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment and restatement of the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 EIP”), and an amendment and restatement of the Company’s Amended and Restated the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

A summary of both the 2020 EIP and 2011 ESPP is set forth in the Company’s definitive proxy statement on Schedule 14A filed on September 9, 2025 for the Annual Meeting. That summary is qualified in its entirety by reference to the terms of the 2020 EIP and 2011 ESPP, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on October 23, 2025. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition. At the Annual Meeting, a total of 9,778,006 shares were represented in person or by proxy out of the 20,522,655 shares of common stock entitled to vote as of August 29, 2025, the record date for the Annual Meeting. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Vincent J. Angotti, Stephen J. Hoffman, M.D., Ph.D. and Abhinav Jain were elected as Class II directors, by a plurality of the votes entitled to vote on the election of directors, to hold office until the 2028 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Vincent J. Angotti	4,463,317	862,417	4,452,272
Stephen J. Hoffman, M.D., Ph.D.	4,478,498	847,236	4,452,272
Abhinav Jain	4,477,107	848,627	4,452,272

In addition to the directors elected above, Marina Bozilenko, Joseph Todisco and Mark Wan will continue to serve as directors until the 2026 Annual Meeting of Stockholders, and Adrian Adams and Jill Broadfoot will continue to serve as directors until the 2027 Annual Meeting of Stockholders, and, in each case until their successors are elected and qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
9,056,137	531,232	190,637	—

Proposal No. 3

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
4,147,335	1,144,788	33,611	4,452,272

Proposal No. 4

The preferred frequency of the advisory vote on the compensation of the Company’s named executed officers returned in favor of every year by the following vote:

For One Year	For Two Years	For Three Years	Abstain	Broker Non-Votes
4,687,816	201,464	297,972	138,482	4,452,272

In light of this vote and the Board’s prior recommendation, the Board has determined that the Company will hold an annual non-binding advisory vote on executive compensation. Accordingly, the Company will request an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes.

Proposal No. 5

The Company’s 2020 EIP was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
4,295,629	938,223	91,882	4,452,272

Proposal No. 6

The Company’s 2011 ESPP was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
4,521,469	751,916	52,349	4,452,272

Proposal No. 7

An amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time within 12 months following the date of Annual Meeting and solely if the Board determines such amendment is advisable to regain compliance with the minimum bid price requirements of the Nasdaq Capital Market, a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-30, with the exact ratio to be set within that range at the Board’s discretion without further stockholder approval was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
7,875,516	1,854,692	47,798	—

As previously disclosed, on October 20, 2025, the Company was notified that it had regained compliance with such minimum bid price requirements, as the closing bid price of Talphera’s common stock had been at least $1.00 per share for a minimum of 10 consecutive trading days ending October 17, 2025.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Amended and Restated 2020 Equity Incentive Plan
10.2+	Amended and Restated 2011 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025	TALPHERA, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer